Exhibit 23.1


       CONSENT OF KOST FORER & GABBAY, A MEMBER OF ERNST & YOUNG GLOBAL,
                              INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on (Form S-8 Nos. 333-25063) pertaining to the Director and Employee Stock Options and 1996 Stock Option Plan of Digital Power Corporation of our report dated March 13, 2003, with respect to the consolidated financial statements of Digital Power Corporation included in the Annual Report Form 10-KSB for the year ended December 31, 2002.


                                              /s/ Kost Forer & Gabbay
                                              ------------------------
March 24, 2003                                Kost Forer & Gabbay,
                                              A Member Of Ernst & Young Global